Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 3, 2006, by and among Under Armour Inc., a Maryland corporation (the “Company”), and NFL Properties LLC, a Delaware limited liability company (“NFL Properties” and, together with its permitted transferees pursuant to the Warrant Agreement (as defined below), the “Holders”).

RECITALS

A. In connection with the consummation of a proposed Promotional Rights Agreement (the “Transaction”) between the Company and NFL Properties, the Company has agreed to issue to NFL Properties certain warrants to purchase equity securities of the Company.

B. In order to induce NFL Properties to enter into the Transaction, the Company has agreed to grant certain securities registration rights to the Holders as set forth herein.

AGREEMENTS

In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions and General Interpretive Principles. The following capitalized terms shall have the following meanings when used in this Agreement:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the chief financial officer or the general counsel of the Company (i) would be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such registration statement and (iii) the Company has a bona fide business purpose for avoiding.

“Allocation Percentage” has the meaning set forth in Section 3(b).

“Commission” means the United States Securities and Exchange Commission and any agency succeeding to its functions.

“Common Stock” means the Class A Common Stock, par value $0.0003-1/3 per share, of the Company.

“Demand Registration” has the meaning set forth in Section 2(b).

“Demand Suspension” has the meaning set forth in Section 2(e).

“Holders” has the meaning set forth in the preamble hereto.

“Included Registrable Securities” has the meaning set forth in Section 3(a).

“Indemnified Party” has the meaning set forth in Section 7(c).

“Indemnifying Party” has the meaning set forth in Section 7(c).

“Loss” has the meaning set forth in Section 7(a).

“Participant” has the meaning set forth in Section 7(a).

“Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Registrable Securities” means each of the Series A Registrable Securities and the Series B Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series A Demand Registration” has the meaning set forth in Section 2(a).

“Series A Exercise Date” means the date one year after the date hereof.

“Series A Registrable Securities” means (1) each share of Common Stock issued upon exercise of the Series A Warrants and owned by the Holders, (2) any Common Stock or other securities issued or issuable to the Holder by way of stock dividend or stock split or in connection with a combination of shares or recapitalization of the Company, (3) any other securities for the shares of Common Stock held by a Holder that may be exchanged or converted in a merger or consolidation (or similar event) of the Company and (4) any securities issued in replacement or exchange of any of the securities issued in clauses (1), (2) or (3) above; provided, however, that any of the foregoing securities shall cease to be “Registrable Securities” to the extent that (i) a registration statement with respect to their sale has been declared effective under the Securities Act and such securities have been disposed of pursuant to such registration statement, (ii) such securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) in the opinion of counsel to the Company, such securities are saleable pursuant to Rule 144(k) under the Securities Act.

“Series A Warrants” means the warrants generally exercisable for shares of Common Stock starting on the Series A Exercise Date.

“Series B Demand Registration” has the meaning set forth in Section 2(b).

“Series B Exercise Date” means the date three years after the date hereof.

“Series B Registrable Securities” means (1) each share of Common Stock issued upon exercise of the Series B Warrants and owned by the Holders, (2) any Common Stock or other securities issued or issuable to the Holder by way of stock dividend or stock split or in connection with a combination of shares or recapitalization of the Company, (3) any other securities for the shares of Common Stock held by a Holder that may be exchanged or converted in a merger or consolidation (or similar event) of the Company and (4) any securities issued in replacement or exchange of any of the securities issued in clauses (1), (2) or (3) above; provided, however, that any of the foregoing securities shall cease to be “Registrable Securities” to the extent that (i) a registration statement with respect to their sale has been declared effective under the Securities Act and such securities have been disposed of pursuant to such registration statement, (ii) such securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) in the opinion of counsel to the Company, such securities are saleable pursuant to Rule 144(k) under the Securities Act.

“Series B Warrants” means the warrants generally exercisable for shares of Common Stock starting on the Series B Exercise Date.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Warrant Agreement” means the warrant agreement, dated as of the date hereof, between the Company and NFL Properties, setting forth the terms of each of the Series A Warrants and the Series B Warrants.

Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement.

2. Demand Registrations.

(a) Series A Registrable Securities. Subject to Section 2(f), for a period commencing on the date of exercise of any Series A Warrants and ending on the date one year after the exercise of all or any part of the Series A Warrants, the Holders may make one written request to the Company for registration of all or any part of the Series A Registrable Securities, provided that the estimated market value of the Series A Registrable Securities to be so registered is at least $2,000,000 in the aggregate (based on the current public market price). Any such requested registration shall hereinafter be referred to as a “Series A Demand Registration.” The request for a Series A Demand Registration shall specify the aggregate amount of Series A Registrable Securities to be registered and the intended methods of disposition thereof.

(b) Series B Registrable Securities. Subject to Section 2(f), for a period commencing on the date of exercise of any Series B Warrants and ending on the date one year after the exercise of all or any part of the Series B Warrants, the Holders may make one written request to the Company for registration of all or any part of the Series B Registrable Securities, provided that the estimated market value of the Registrable Securities to be so registered is at least $2,000,000 in the aggregate (based on the current public market price). Any such requested registration shall hereinafter be referred to as a “Series B Demand Registration,” and the Series A Demand Registration and the Series B Demand Registration shall each be called a “Demand Registration.” The request for a Series B Demand Registration shall specify the aggregate amount of Series B Registrable Securities to be registered and the intended methods of disposition thereof.

(c) Demand Registration Procedures

(i) Within 14 days following receipt of any request for a Demand Registration, the Company shall deliver written notice of such request to all other Holders who hold Registrable Securities of the series to be registered. Thereafter, subject to Section 2(e), the Company shall include in such Demand Registration any additional Registrable Securities of such series which the Holder or Holders holding them have requested in writing be included in such Demand Registration, provided that all requests therefor have been received by the Company within 14 days of the Company’s having given the applicable notice to such Holder or Holders pursuant to Section 15. All such requests shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of the same. The Company also may elect to include in such registration additional securities of the class of the Registrable Securities to be registered hereunder, including securities to be sold for the Company’s own account or for the account of Persons who are not Holders.

(ii) As promptly as practicable following receipt of a request for a Demand Registration (but in no event later than 60 days following such receipt), the Company shall use its reasonable best efforts to file a registration statement relating to such Demand Registration, and shall thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act and to keep such registration statement effective for not less than 180 days (or such shorter period over which a prospectus is required to be delivered); provided, that any Demand Suspension required pursuant to Section 2(e) hereof during such effective period shall toll such effective period.

(d) Limitation on Demand Registrations; Effective Registration. In no event shall the Company be required to effect more than two Demand Registrations. In addition, the Company shall not be required to file a registration statement for a Demand Registration (i) at any time during the 180-day period following the effective date of another such registration statement for a Demand Registration or (ii) if such registration statement would become effective within 120 days following the effective date of an underwritten offering by the Company that is registered under the Securities Act. A registration will not count as a Demand Registration hereunder until the related registration statement becomes effective and remains effective in compliance with the provisions of Section 2(c)(ii).

(e) Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such registration statement of financial statements that are unavailable to the Company, the Company may, upon giving prompt written notice of such action to the Holders holding Registrable Securities included in such Demand Registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose but in no event longer than 45 days (a “Demand Suspension”); provided that there shall be no more than two Demand Suspensions in any 360-day period. In the event of a Demand Suspension, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, any sale or offer to sell the Registrable Securities, and the use of the prospectus related to the Demand Registration in connection with any such sale or offer to sell Registrable Securities, and agree not to disclose to any other Person the fact that the Company has exercised a Demand Suspension or any related facts. The Company shall immediately notify the Holders holding Registrable Securities included in such Demand Registration upon the termination of such Demand Suspension.

(f) Registration Statement Form. Registrations under this Section 2 shall be on such appropriate registration form of the Commission as shall be selected by the Company, so long as such registration form permits the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ request for such registration; provided, that if the Company is eligible to register such Registrable Securities pursuant to a registration statement on Form S-3, than the Company shall use such form.

(g) Selection of Underwriter. The Holders of a majority in interest of the Registrable Securities to which a request for a Demand Registration relates shall have the right to select the managing underwriter or underwriters to administer the offering covered by their Demand Registration.

(h) Priority of Demand Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of securities included in a Demand Registration informs the Holders holding the securities sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such Holders and the Company intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be allocated as follows:

(i) first, the Registrable Securities requested to be included in such registration statement by the Holders pursuant to this Section 2 pro rata among the Holders requesting such registration based on each such Holder’s Allocation Percentage; and

(ii) second, and only if all the securities referenced in clause (i) have been included, any of such securities held by the Company or any other Person which, in the opinion of such underwriters, can be sold without having such adverse effect shall be included therein.

For the avoidance of doubt, under no circumstances shall such securities owned by the Company be included in a Demand Registration if less than all of the Registrable Securities requested to be included in such registration are so included.

3. Piggyback Registrations.

(a) Participation.

(i) If the Company at any time proposes to file a registration statement with respect to any offering of securities for its own account or for the account of any holders of its securities (other than (A) a registration under Section 2 hereof, (B) a registration on Form S-4 or S-8 or any successor form to such forms or (C) a registration of securities solely relating to an offering and sale to directors, employees, consultants or suppliers of the Company or any of its subsidiaries pursuant to any current or future plan or employee benefit plan arrangement), then, as soon as practicable (but in no event less than 21 days prior to the proposed date of filing such registration statement), the Company shall give written notice of such proposed filing to all Holders and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 4(b), the Company shall include in such registration statement all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 14 days after the Company’s notice has been given pursuant to Section 15 (“Included Registrable Securities”). If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder holding Included Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Included Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Included Registrable Securities for the same period as the delay in registering such other securities.

(ii) If the offering pursuant to a Piggyback Registration is to be an Underwritten Offering, then each Holder making a request for its Registrable Securities to be included therein must, and the Company shall make such arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering on the same terms as other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 3(a) must participate in such offering on such basis.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in a Piggyback Registration informs the Holders holding any class sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered, then the securities of each class to be included in such registration shall be allocated as follows:

(i)	first, 100% of the securities that the Company or any Person (other than a Holder) exercising a contractual right to demand registration has proposed to sell shall be included therein;

(ii)	second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the Holders which have requested participation in the Piggyback Registration (based, for each such Holder, on the percentage derived by dividing (A) the number of Registrable Securities which such Holder has requested to include in such Demand Registration by (B) the aggregate number of Registrable Securities which all such Holders have requested to include (such Holder’s “Allocation Percentage”)); and

(iii)	third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such registration which, in the opinion of such underwriters, can be sold without having such adverse effect shall be included therein.

4. Black-out Periods

(a) Black-out Periods for Holders. In the event of a registration by the Company involving the offering and sale by the Company of equity securities or securities convertible into or exchangeable for its equity securities, the Holders agree, if requested by the Company (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect any public sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any securities of the Company (except, in each case, as part of the applicable registration, if permitted) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, for the 90-day period commencing on the effective date of the registration statement filed in connection with such registration; provided, that all officers, directors and holders of 5% or more of the Company’s outstanding voting securities enter into agreements providing for similar restrictions on sales or distributions. Notwithstanding the foregoing, (i) any Holder may, during such 90-day period, transfer any Registrable Securities (or other securities) of the Company to any permitted transferee under the terms of the Series A Warrants and the Series B Warrants; provided, that such permitted transferee agrees as a condition to such transfer to abide by the provisions of this Section 4(a), and (ii) the restrictions described in this Section 4(a) shall not prohibit transfers pursuant to plans under Rule 10b5-1 of the Securities Exchange Act existing at the date of such registration by the Company, entered into by any officers, directors, holders of 5% or more of the Company’s outstanding voting securities or the Holders.

(b) Black-out Periods for the Company. In the event of a registration of Registrable Securities pursuant to Section 2 hereof, the Company agrees, if requested by the Holders holding a majority of Registrable Securities to be sold pursuant to such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such

Underwritten Offering), not to effect any public sale or distribution of any securities of the Company which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, for the 90 day period commencing on the effective date of the registration statement filed in connection with such registration. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if the same is (A) part of any registration of securities for offering and sale to directors, employees, consultants or suppliers of the Company or any of its subsidiaries pursuant to any current or future plan or employee benefit plan arrangement or (B) in connection with a direct or indirect acquisition by the Company of another Person.

5. Registration Procedures.

(a) In connection with the Company’s registration obligations pursuant to this Agreement, the Company shall, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable and, in any event, in conformity with any required time period set forth herein, and in connection therewith the Company shall:

(i) before filing a registration statement or a prospectus relating to the Registrable Securities with the Commission, or any amendments or supplements thereto and in connection therewith, or otherwise designating an existing filing with the Commission, furnish to the underwriter or underwriters, if any, and to the Holders of the Registrable Securities covered by such registration statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such Holders and their respective counsel;

(ii) prepare and file with the Commission a registration statement relating to the registration on any appropriate form under the Securities Act, or otherwise designating an existing filing with the Commission, which form shall be available for the sale of the Registrable Securities;

(iii) prepare and file with the Commission such amendments or supplements to the applicable registration statement or prospectus used in connection therewith relating to the Registrable Securities as may be (A) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder) or (B) necessary to keep such registration effective for the period of time required by this Agreement;

(iv) notify the selling Holders and the managing underwriter or underwriters, if any, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable registration statement or any amendment thereto has been filed or becomes effective, or has been otherwise designated and when the applicable prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the Commission or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(v) promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable registration statement or prospectus (as then in effect) relating to the Registrable Securities contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission a post-effective amendment or supplement to such registration statement or prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus shall not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus relating to the Registrable Securities;

(vii) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement, if required by applicable law, such information as the managing underwriter or underwriters, if any, or the Holders holding a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, the amount of Registrable Securities being distributed and the purchase price being paid therefor; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(viii) furnish to each selling Holder and each managing underwriter, if any, without charge, as many conformed copies as such Holder or managing underwriter may reasonably request of the applicable registration statement and each amendment and supplement thereto, including all documents incorporated by reference therein or exhibits to such registration statement;

(ix) deliver to each selling Holder and each managing underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus and each prospectus supplement) as such Holder or managing underwriter may reasonably request (it being understood that the Company consents to the use of the prospectus by each of the selling Holders and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus);

(x) cooperate with the selling Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(xi) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance;

(xii) in the case of an Underwritten Offering, obtain for delivery to the Company and the underwriter or underwriters, if any, with copies to the Holders included in such registration, a comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xiii) cooperate with each selling Holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD, Inc.;

(xiv) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable registration statement from and after a date not later than the effective date of such registration statement;

(xv) cause all Registrable Securities covered by the applicable registration statement to be listed on each securities exchange on which any of the Company’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities of such class are then quoted;

(xvi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Holders holding a majority of the Registrable Securities of each class covered by the applicable registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement as shall be reasonably necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xvi) into customary confidentiality agreements in a form reasonably acceptable to the Company and NFL Properties);

(xvii) in the case of an Underwritten Offering, enter into an underwriting agreement as is customary in underwritten offerings, and in connection therewith make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries and the registration statement, prospectus and documents, if any, incorporated or deemed incorporated by reference therein, in each case, at such times and in such scope as are customarily made by issuers to underwriters in underwritten public offerings; and

(xviii) register and qualify the securities covered by any registration statement filed with the Commission pursuant to this Agreement under such other securities or “Blue Sky” laws of such jurisdictions as shall be reasonably requested by the Holders, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 5.3(a)(xviii) be obligated to be so qualified or (ii) subject itself to taxation in any such jurisdiction.

(b) The Company may require each selling Holder as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Holders’ Registrable Securities and such other information relating to such Holder and its ownership of the applicable Registrable Securities as the Company may from time to time reasonably request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any Holder that does not comply with the preceding sentence from the applicable registration.

(c) Each Holder agrees by acquisition of its Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(iv), such Holder shall discontinue disposition of its Registrable Securities pursuant to such registration statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(iv) and of any additional or supplemental filings that are incorporated by reference in the prospectus or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities which are current at the time of the receipt of such notice.

6. Registration Expenses. The Company shall pay all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission or the NASD, Inc., (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws (including without limitation reasonable and documented fees and disbursements of counsel for any underwriters in connection with “Blue Sky” qualifications of the Registrable Securities, (iii) all of its printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including without limitation the expenses of any annual audit, special audit and “cold comfort” letters required by or incident to such performance and compliance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to any applicable Registrable Securities, (viii) the fees and disbursements of underwriters (including without limitation all fees and expenses of any “qualified independent underwriter” required by the rules of the NASD and fees and expenses of counsel to such qualified independent underwriter) customarily paid by issuers or sellers of securities in public equity offerings, and (ix) the expenses customarily borne by issuers of securities in a “road show” presentation to potential investors. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall not be required to pay any underwriting discounts or commissions or transfer taxes attributable to the sale of Registrable Securities. In addition, and notwithstanding anything in this Section 6 to the contrary, other than as specifically set forth in clause (viii), (A) in the event of a registration under Section 2, neither the Company nor NFL Properties shall be responsible for the payment of any expenses of counsel to such underwriters and (B) in the event of a registration under Section 3, NFL Properties shall not be responsible for the payment of any expenses of counsel to such underwriters.

7. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder selling Registrable Securities and its respective officers, directors and employees and each Person who controls (within the meaning of the Securities Act or the Securities Exchange Act) such selling Holder (each, a “Participant”) from and against any and all losses, claims, damages, judgments, liabilities and expenses (including reasonable costs of investigation and legal expenses) caused by (i) any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein relating to the Registrable Securities or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading (each, a “Loss” and collectively “Losses”); provided, however, that the Company shall not be liable to any Participant in any such case to the extent that any such Loss is caused by written information furnished to the Company by such Holder for use in the preparation thereof and stated to be specifically for use therein, or if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus which has been made available to the Holders and the relevant Holder fails to deliver such prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with the sales of the Registrable Securities to the Person asserting such Loss. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) Indemnification by the Holders. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of the Securities Act and the Securities Exchange Act) from and against any Loss to the extent, but only to the extent, that such Loss is caused by any information furnished in writing by such selling Holder to the Company for inclusion in such registration statement and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such Loss. This indemnity shall be in addition to any liability such Holder may otherwise have.

(c) Indemnification Proceedings. Any Person entitled to indemnification hereunder (an “Indemnified Party”) shall (i) give prompt written notice to the Person from whom such indemnification may be sought (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification, provided, however, that the failure to so notify the Indemnifying Party shall not relieve it of any obligation or liability which it may have hereunder or otherwise except to the extent it is materially prejudiced by such failure, and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees or expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Indemnified Party and to employ counsel reasonably satisfactory to the Indemnified Party or (C) in the reasonable judgment of the Indemnified Party, based upon advice of its counsel, a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such claims or the Indemnified Party has material defenses separate and apart from the defenses of the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of the Indemnified Party). If such defense is assumed by the Indemnifying Party (or if the Indemnifying Party’s failure to assume such defense is due to the Indemnified Party’s invocation of subsection (C) of the immediately preceding sentence), the Indemnifying Party shall not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an Indemnifying Party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnifying Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnified Party; provided, that the Indemnifying Party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Party or any equitable remedies or restriction on the Indemnified Party or its officers, directors or employees. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect to such claim or litigation. An Indemnifying Party (or, as the case may be, Indemnifying Parties) shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all Indemnified Parties collectively unless (x) the employment of more than one counsel has been authorized in writing by such Indemnifying Party (or Indemnifying Parties) or (y) a conflict exists or may exist (based on advice of counsel to an Indemnified Party) between such Indemnified Party and other Indemnified Parties, in each of which cases the Indemnifying Party (or Indemnifying Parties) shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified party and shall survive the transfer of securities. (d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an Indemnified Party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 7, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 7, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Sections 7(a) and 7(b) hereof without regard to the relative fault of said Indemnifying Parties or Indemnified Party.

(e) Limitation on Liability of Holders of Registrable Securities. The liability of any Holder in respect of any indemnification or contribution obligation arising under this Section 7 shall not in any event exceed an amount equal to the total proceeds (net of any exercise price of the Series A Warrants or the Series B Warrants and after deduction of all underwriters’ discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by the Holder pursuant to such registration.

8. Compliance with Rule 144.

(a) The Company shall file the reports required to be filed by it under the Securities Act and the Securities Exchange Act so long as the Company is obligated to file such reports, and it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) The Company covenants and agrees to promptly remove (or cause to be removed) any legends on any certificates evidencing Registrable Securities and any stop transfer instructions relating thereto in connection with a transfer of Registrable Securities (i) in a public offering effected pursuant to a registration contemplated by this Agreement or (ii) if, in the opinion of counsel reasonably satisfactory to the Company to any Holder, such Holder is entitled to transfer the Registrable Securities without registration.

9. Underwriting Agreements. The Holders holding any Registrable Securities to be included in any Underwritten Offering pursuant to Section 3 shall enter into such an underwriting agreement at the request of the Company. No Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities, such Holder’s intended method of distribution and any other representations required by law.

10. Term. This Agreement, and all registration rights pursuant thereto, shall terminate upon the earlier to occur of (i) five years from the date hereof or (ii) the first time at which there are no Registrable Securities outstanding.

11. Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and NFL Properties. Any waiver, permit, consent or approval of any kind or character on the part of either party to this Agreement of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

12. Successors, Assigns and Transferees.

(a) The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided that such rights may only be transferred or assigned to another Holder or to any permitted transferee under the terms of the Series A Warrants and the Series B Warrants, and, provided further, that no such transfer or assignment shall be binding upon or obligate the Company to any such transferee or assignee unless and until the Company shall have received notice of such transfer or assignment as herein provided and a written agreement of the transferee or assignee to be bound by the provisions of this Agreement as a “Holder”. Any transfer or assignment made other than as provided in the first sentence of this Section 12 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

13. Final Agreement. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15. Notices. All notices, demands or other communications or documents to be given or delivered under or by reason of the provisions of this Agreement shall be made in writing and shall be deemed to have been given (a) when delivered personally to the recipient; (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day; (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below, or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 15:

If to the Holders, to:

NFL Properties LLC

280 Park Avenue

New York, NY 10017

Attention: Gary Gertzog

With a copy to:

Covington & Burling LLP

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attention: Bruce Wilson

If to the Company, to:

Under Armour, Inc.

1020 Hull Street, 3rd Floor

Baltimore, Maryland 21230

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Stephen H. Shalen, Esq.

16. Governing Law; Service of Process; Consent to Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

(b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the U.S. District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

17. Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This agreement may be executed by the exchange of signatures by facsimile transmission. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and the Company.

18. No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement. The rights granted to the Holders hereunder are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

19. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

UNDER ARMOUR, INC.

By:
Name:
Title:

NFL PROPERTIES LLC

By:
Name:
Title: